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                                                            EXHIBIT 23.1


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated March 21, 2000 for Ajuba Solutions, Inc. (formerly known as Scriptics Corporation) included in this Form 8-K/A, into Interwoven Inc.'s previously filed Registration Statements (File Nos. 333-49184 and 333-50566) on Form S-3 and (File Nos. 333-88725, 333-39914, 333-42690, 333-46662 and 333-
49926) on Form S-8.

/s/ ARTHUR ANDERSEN LLP
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San Jose, California
January 15, 2001